UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      September 14, 2003

Trans World Entertainment Corporation

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38 Corporate Circle, Albany		12203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (518) 452-1242

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

On September 14, 2003, we announced the pending acquisition of substantially all of the assets of Wherehouse Entertainment, Inc. (the “Acquired Business”) out if its bankruptcy proceeding.  At the time of such acquisition, financial statements for the Acquired Business were unavailable for periods ending after January 31, 2002.  We initially concluded that the Acquired Business did not meet the requisite levels of materiality specified by the Rule 3-05 of Regulation S-X and that financial statements for the Acquired Business would not otherwise be material.  Accordingly, we consummated the acquisition of the Acquired Business and did not publicly file any financial statements relating to it.  Upon reviewing this transaction in connection with a review of our Exchange Act filings, the Acquired Business was determined to meet one of the levels of materiality specified in Rule 3-05 of Regulation S-X.  Financial statements for the Acquired Business’s fiscal year ended January 31, 2003 and two fiscal quarters ended July 31, 2003 were in fact required to be filed pursuant to Rule 3-05 of Regulation S-X and related interpretive guidance of the SEC.  As such, financial statements for the Acquired Business were not filed within the applicable time period proscribed in Form 8-K.  Moreover, because such financial statements are not presently available or obtainable, we cannot file such financial statements for the Acquired Business at this time and we do not expect that we will be able to do so in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

Date: November 1, 2004	/s/ John J. Sullivan
John J. Sullivan
Executive Vice President-Finance, Chief Financial Officer and Secretary